Exhibit 99.1

American Assets Trust, Inc. Announces Closing of Initial Public Offering and Exercise of Over-Allotment Option

Company Release – 01/19/11

SAN DIEGO –American Assets Trust, Inc. (NYSE:AAT) (the “Company”) today announced the completion of its initial public offering of 27,500,000 shares of its common stock priced at $20.50 per share.

The Company also announced today that the underwriters of its initial public offering exercised in full their option to purchase an additional 4,125,000 shares of its common stock priced at $20.50 per share. The sale of the additional 4,125,000 shares was also completed today. All shares are being offered by the Company.

BofA Merrill Lynch, Wells Fargo Securities and Morgan Stanley are the joint book-running managers for the offering. The co-managers of the offering are KeyBanc Capital Markets, RBC Capital Markets, Piper Jaffray, PNC Capital Markets LLC and JMP Securities.

A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the offered securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. The offering of these securities is being made only by means of a prospectus. A copy of the final prospectus related to the offering was filed with the Securities and Exchange Commission and may be obtained by contacting any of the book-running managers:

BofA Merrill Lynch

Attention: Prospectus Department

4 World Financial Center

New York, NY 10080

or by email at dg.prospectus_requests@baml.com

Wells Fargo Securities

Attention: Equity Syndicate Department

375 Park Avenue

New York, NY 10152

or by email at cmclientsupport@wellsfargo.com

Morgan Stanley & Co. Incorporated

Attention: Prospectus Department

180 Varick Street

New York, NY 10014

or by email at prospectus@morganstanley.com

About American Assets Trust, Inc.

American Assets Trust, Inc. is a full service, vertically integrated and self-administered real estate investment trust, or REIT, that owns, operates, acquires and develops high quality retail and office properties in attractive, high-barrier-to-entry markets primarily in Southern California, Northern California and Hawaii. The Company was formed to succeed to the real estate business of American Assets, Inc., a privately held corporation founded in 1967 and, as such, has significant experience, long-standing relationships and extensive knowledge of its core markets, submarkets and asset classes. The Company’s retail portfolio comprises approximately 3.0 million rentable square feet, and its office portfolio comprises approximately 1.5 million square feet. In addition the company owns one mixed-use property (including approximately 97,000 rentable square feet of retail space and a 369-room all-suite hotel) and over 900 multifamily units. The Company intends to elect to be treated as a real estate investment trust, or REIT, for U.S. federal income tax purposes, commencing with the taxable year ending December 31, 2011.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including statements related to the initial public offering and the expected use of the net proceeds therefrom, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. While forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, they are not guarantees of future performance. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could impact the Company’s future results, performance or transactions, see the section entitled “Risk Factors” in the Company’s final prospectus relating to this offering.

Source: American Assets Trust, Inc.

Investor and Media Contact:

American Assets Trust

Robert F. Barton

Executive Vice President and Chief Financial Officer

858-350-2607